UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 8, 2007 (November 5, 2007)

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.
     On November 5, 2007, Commercial Metals Company (the “Company”) issued a press release (the “Press Release”) announcing that the Company’s board of directors has authorized the purchase of up to 5,000,000 shares of the Company’s common stock. This authorization is in addition to 558,914 shares remaining to be purchased under a previous repurchase authority, also for 5,000,000 shares, approved in July 2006. Under the prior authorization the Company has to date purchased a total of 4,441,086 shares in open market transactions for a total price of approximately $115,853,648 for an average of $26.09 per share. During the current fiscal quarter ending November 30, 2007, the Company has thus far purchased 665,871 shares at an average cost of $29.68 per share. There are approximately 117,966,365 shares of the Company’s common stock presently issued and outstanding.
     A copy of the Press Release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference, and the foregoing description of the Press Release is qualified in its entirety by reference to this exhibit. The information in this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01     Financial Statements and Exhibits.
     (d)     Exhibits
     The following exhibit is furnished with this Form 8-K.

99.1	Press Release dated November 5, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: November 8, 2007
	By:	/s/ William B. Larson
	Name:	William B. Larson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 5, 2007.